EMPLOYMENT AGREEMENT


      Employment Agreement, dated as of December 1, 2006, by and between Charles
N. McLeod, an individual with an address at 1819 Pitts Road, Richmond, Texas 77469 ("Executive"), and National Actuarial Pension Services, Inc., a Texas corporation with its principal office located at 10777 Westheimer, Suite 220, Houston, Texas 77042 (the "Company").


                                    RECITALS

      A. Pursuant to that certain Stock Purchase Agreement, dated as of December 1, 2006 (the "Purchase Agreement"), by and among, the Company, National Investment Managers Inc. ("NIM") and Charles N. McLeod ("C. McLeod") and Mary H. McLeod ("M. McLeod" and collectively with C. McLeod, the "Sellers"), contemporaneously with the execution of this Agreement, NIM acquired Sellers' equity interest in the Company.

      B. Pursuant to the Purchase Agreement, NIM has agreed to cause the Company to retain Executive as an employee during the Term (as defined below).

      C. Executive desires to be employed by the Company during the Term, all upon the terms and conditions set forth herein.

      NOW, THEREFORE, the Company and Executive agree as follows:

1 Engagement; Duties. Subject to the terms and conditions set forth herein, the Company shall employ Executive, and Executive shall serve the Company, as President during the Term (as defined in Section 2). In such capacity, Executive shall perform duties and be assigned responsibilities that are substantially similar to those performed by the Executive immediately prior to the date hereof and as may be assigned to him from time to time. During the Term, the Executive shall report to the Chief Executive Officer and Chief Operating Officer of NIM. During the Term, Executive shall use his reasonable efforts to promote the interests of the Company, shall perform his duties faithfully and diligently, consistent with sound business practices and shall devote his "full business time" to the performance of his duties for the Company in accordance with the terms hereof. For purposes of this Section 1, "full business time" shall mean an average of 37.5 hours per week for the Term as extended.

2 Term. Unless this Agreement is terminated pursuant to Section 5, the term of this Agreement ("Term") shall be for a period of one (1) year.

3 Compensation. As consideration for the performance by Executive of Executive's obligations under this Agreement, the Company shall pay Executive a base salary as follows:

      (A) During the Term, the Company shall pay Executive a base salary ("Base Salary") at the annual rate equal to Twelve Thousand Five Hundred Dollars ($12,500).

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      (B) The Base  Salary  shall be payable in  accordance  with the  Company's normal  payroll  policy.  The Company  shall deduct from the Base Salary and any
Bonus  any  federal,   state  or  local  withholding   taxes,   social  security
contributions and any other amounts which may be required to be deducted or withheld by the Company pursuant to any federal, state or local laws, rules or regulations.

4     Reimbursement of Expenses; Fringe Benefits.

      (A) Expenses. During the Term, the Company shall reimburse Executive for ordinary and necessary business expenses incurred by Executive in the performance of Executive's duties on behalf of the Company including but not limited to automobile expense reimbursement at prevailing IRS mileage rates, provided, however, that such expenses were incurred in the furtherance of the Company's business, that Executive presents evidence of such expenses as may be required under the policies of the Company, and that any such expenses in excess of $500 are approved in advance in writing.

      (B) Fringe Benefits. During the Term, Executive shall be entitled to those fringe benefits and perquisites that are provided to other executives of the Company generally, including any health or other insurance, pension and/or retirement, or welfare plan. Notwithstanding the foregoing, the parties acknowledge and agree that Executive shall not be entitled to fringe benefits and perquisites identified as non-recurring on Exhibit A annexed hereto.

      (C) Vacation/CE. Executive shall be entitled to 15 paid vacation days during each calendar year of the Term, pro-rated for any partial calendar year, at such times as are mutually agreed upon by Executive and NIM. Executive may attend continuing education conferences in accordance with Company policy without loss of compensation, which shall include attendance at Board of Directors and other committee meetings for American Society of Pension Professionals and Actuaries and similar organizations.

      (D) Sick Leave. Executive shall be entitled to sick leave in accordance with Company policy.

5 Termination. The Company may terminate this Agreement upon Executive's death, and may terminate this Agreement at any earlier time at the option of the Company due to Executive's Disability (as defined below) or for Cause (as defined below). The Executive may terminate this Agreement for Good Reason, immediately upon written notice from the Executive to the Company.

      (A) As used in this Agreement:

            (i) The term "Disability" means the inability of Executive substantially to perform his duties and obligations under this Agreement for thirty (30) consecutive days or thirty (30) days in any one hundred eighty
(180)-day period because of any mental or physical incapacity.

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            (ii) The term "Cause"  means (A) any act by Executive  that damages, in any material respect, the reputation, business or business relationships of the Company, (B) any action by Executive that constitutes a fraud against the Company, (C) the conviction of Executive of a misdemeanor or felony, (D) Executive's refusal or failure to perform his duties that continues for a period of five (5) days after written notice of such refusal or failure is given by the Company to Executive, (E) any material breach by Executive of this Agreement or any other agreement between Executive and the Company, or any affiliate of the Company, that continues for a period of five (5) days after written notice of such breach is given by the Company to Executive, or (F) any failure by the Executive to maintain his securities registrations and other regulatory licenses and authorizations, including without limitation, any willful violation of applicable laws, rules or regulations by the Executive that results in the suspension or revocation of such registrations, licenses or authorizations.

            (iii) The term "Termination Date" shall mean the earlier of the expiration of this Agreement or the effective date of the Company's termination of this Agreement.

            (iv) The term "Good Reason" shall mean (a) the breach by the Company of this Agreement, including the failure by the Company to make payments required to be made to the Executive under this Agreement and the failure to cure such breach within 15 days after receipt of written notice thereof from Executive, or (b) the imposition by the Company of a requirement that the principal office of the Company from which the Executive will perform services under this Agreement be located outside of the Houston, Texas metropolitan area unless such relocation of the principal office of the Company is agreed to in writing by the Executive.

      (B) Payments to Executive Upon Termination of This Agreement.

            (i) In the event this Agreement is terminated prior to the expiration of the Term by the Company without Cause or by the Executive for Good Reason, the Company shall pay to Executive the amounts set forth in this Section 5(B)(i) within thirty (30) days of the effective date of termination: (a) an amount equal to Executive's accrued but unpaid Base Salary; (b) reimbursement for any reimbursable business expenses incurred in accordance with this Agreement prior to the Termination Date; (c) Executive's Base Salary for the remainder of the Term, payable as and when such Base Salary otherwise would have been payable in accordance with the Company's payroll practices; and (d) any other amounts or benefits due under this Agreement and any benefit plan, or program through the remainder of the original employment term in accordance with the terms of said plan or program, but without duplication.

            (ii) In the event this Agreement is terminated prior to the expiration of the Term by the Company for Cause or due to Executive's death or Disability, the Company shall pay to Executive the amounts set forth in this
Section 5(B)(ii): (a) an amount equal to Executive's accrued but unpaid Base Salary and earned but unpaid Bonus prior to the Termination Date; (b) reimbursement for any reimbursable business expenses incurred in accordance with this Agreement prior to the Termination Date; and (c) any other amounts or benefits due through the Termination Date under this Agreement and any benefit plan, or program in accordance with the terms of said plan or program, but without duplication.

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            (iii)  Upon  expiration  of  the  Term,  the  Company  shall  pay to
Executive  the  amounts  set  forth  in  this  Section  5(B)  (iii):  (a) all of
Executive's   accrued  but  unpaid  Base  Salary;   (b)  reimbursement  for  any
reimbursable business expenses incurred in accordance with this Agreement prior to the end of the Term; and (c) any other amounts or benefits due through the end of the Term under this Agreement and any benefit plan, or program in accordance with the terms of said plan or program, but without duplication.

      The Company's obligations under Sections 5(B)(i), (ii) and (iii) shall survive termination of this Agreement.

6 Non-Disclosure; Non-Competition and Non-Solicitation. Reference is made to the Non-Competition, Non-Solicitation and Non-Disclosure Agreement, of even date herewith, between NIM and Executive, which is incorporated herein by reference and shall survive the expiration or termination of this Agreement.

7 Representation and Warranty of Executive. Executive represents and warrants to Company that the execution and delivery of this Agreement and the performance of Executive's obligations pursuant hereto shall not conflict with or result in a breach of any provisions of any (a) agreement, commitment, undertaking, arrangement or understanding to which Executive is a party or by which Executive is bound; or (b) order, judgment or decree of any court or arbitrator.

8     General Provisions.

      (A) Notices. All notices and other communications under this Agreement shall be in writing and may be given by personal delivery, registered or certified mail, postage prepaid, return receipt requested or generally recognized overnight delivery service. Notices shall be sent to the appropriate party at that party's address set forth above or at such other address for that party as shall be specified by notice given under this Section. All such notices and communications shall be deemed received upon (a) actual receipt by the addressee or (b) actual delivery to the appropriate address. Copies of notices hereunder shall be sent as follows: If to Executive - to:1819 Pitts Road, Richmond, Texas 77469, fax no. ______________; and if to the Company, to:
National Investment Managers Inc., shall be in writing and shall be given in accordance with the notice provisions of the Purchase Agreement.

      (B) Assignment. This Agreement shall be binding upon, and inure to the benefit of, the parties' respective successors, permitted assigns, and heirs and legal representatives. This Agreement may be assigned to, and thereupon shall inure to the benefit of, any organization which succeeds to substantially all of the business or assets of the Company, whether by means of merger, consolidation, acquisition of all or substantially all of the assets of the Company or otherwise, including, without limitation, by operation of law, provided, however, that in the event of any such assignment, equitable adjustments shall be made to any financial criteria or targets required to be met by Executive. This Agreement is a personal services contract and may not be assigned by Executive nor may the duties of Executive hereunder be delegated by Executive to any other person.

      (C) Severability. If any provision of this Agreement, or the application of any provision to any person or circumstance, shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and the application of that provision to other persons or circumstances shall not be affected, but shall be enforced to the full extent permitted by law.

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      (D) No Waiver.  The failure of a party to insist upon strict  adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

      (E) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws that would result in the application of the laws of another jurisdiction. This Agreement shall be construed and interpreted without regard to any presumption against the party causing this Agreement to be drafted. Each of the parties hereby unconditionally and irrevocably waives the right to a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties unconditionally and irrevocably consents to the exclusive jurisdiction of the courts of the State of New York located in the County of New York and the Federal district court for the Southern District of New York located in the County of New York with respect to any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and each of the parties hereby unconditionally and irrevocably waives any objection to venue in any such court.

      (F) Counterparts. This Agreement may be executed in counterparts, both of which shall be considered an original, but both of which together shall constitute the same instrument. In addition, the parties may execute multiple original copies of this Agreement, each of which shall be considered an original, but all of which shall be considered the same Agreement.

      (G) Entire Agreement; Amendment. This Agreement contains the complete statement of all the arrangements between the parties with respect to its subject matter, supersedes all prior agreements between them with respect to that subject matter, and may not be changed or terminated orally. Any amendment or modification must be in writing and signed by the party to be charged.

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      IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the date first set forth above.

                                       NATIONAL ACTUARIAL PENSION SERVICES, INC.


                                       By: /s/Leonard Neuhaus
                                           -----------------------------
                                       Name:  Leonard Neuhaus
                                       Title: CEO

                                           /s/Charles N. McLeod
                                           -----------------------------
                                           Charles N. McLeod






           [SIGNATURE PAGE - CHARLES N. MCLEOD EMPLOYMENT AGREEMENT]


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                                    EXHIBIT A


                          Non-Recurring Fringe Benefits


Auto reimbursement in excess of IRS mileage rate
Cell phones for wives
Reimbursement of Personal Disability Coverage
Reimbursement of Personal Long Term Care Insurance
Club Dues
Key Man Insurance
Exotic Travel



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